Exhibit 15.1

Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

The Board of Directors and Stockholders of The Western Union Company

We are aware of the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of The Western Union Company for the registration of debt securities of our reports dated May 7, 2019 and August 1, 2019 relating to the unaudited condensed consolidated interim financial statements of The Western Union Company that are included in its Forms 10-Q for the quarters ended March 31, 2019 and June 30, 2019.

/s/ Ernst & Young LLP

Denver, Colorado
September 30, 2019